Exhibit 25(2)(k)(4)

                                POWER OF ATTORNEY

The undersigned officers and the Trustees of Multi-Strategy Hedge Advantage (the "Fund") hereby authorize Robert C. Doll, Jr., Andrew J. Donohue, Donald C. Burke, Matthew Shea, Natalie Bej and Alice A. Pellegrino, or any of them, as attorney-in-fact, to sign on his or her behalf, in the capacities indicated, any Registration Statement or amendment thereto (including any pre-effective or post-effective amendments) for the Fund or any current or future classes thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

      IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 25th day of May, 2005.

/s/ Robert C. Doll, Jr.                              /s/ Donald C. Burke
-----------------------                              --------------------
Robert C. Doll, Jr. President and Trustee            Donald C. Burke, Vice President and Treasurer


/s/ David O. Beim                                    /s/ James T. Flynn
-----------------------                              --------------------
David O. Beim, Trustee                               James T. Flynn, Trustee


/s/ W. Carl Kester                                   /s/ Karen P. Robards
-----------------------                              --------------------
W. Carl Kester, Trustee                              Karen P. Robards, Trustee

